As filed with the Securities and Exchange Commission on August 8, 2003

                                                Registration Statement No. 333-

===============================================================================

                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             ---------------------

                  Siliconware Precision Industries Co., Ltd.

              (Exact name of issuer as specified in its charter)



               Republic of China                              None
        (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                Identification No.)

                            ---------------------

                         No. 123, Sec. 3, Da Fong Road
                               Tantzu, Taichung
                                    Taiwan
                               Republic of China
                   (Address of Principal Executive Offices)

                            ---------------------

                  Siliconware Precision Industries Co., Ltd.
                        2002 Employee Stock Option Plan
                           (Full title of the plans)

                            ---------------------

                            Siliconware U.S.A. Inc.
                          1735 Technology Drive, 300
                              San Jose, CA 95110
                                    U.S.A.
           (Name, address and telephone number of agent for service)

                            ---------------------

                        CALCULATION OF REGISTRATION FEE


=====================================================================================================================
 Title of Securities to       Amount to be          Proposed Maximum      Proposed Maximum Aggregate      Amount of
     be Registered             Registered          Offering Price per         Offering Price (1)        Registration
                                                       Share (1)                                             Fee
---------------------------------------------------------------------------------------------------------------------
Common Shares, par             1,435,000                US$0.71               US$1,018,850              US$82.42
value NT$10.00 per share     Common Shares
=====================================================================================================================

(1) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Shares on the Taiwan Stock Exchange on August 4, 2003.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The rules of the Commission permit Siliconware Precision Industries Co., Ltd. (the "Registrant") (File No. 1-14700) to incorporate by reference information into this Registration Statement. This means that the Registrant can disclose important information to you by referring you to another document.

          The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

         (i) the Registrant's Annual Report on Form 20-F filed with the Commission on June 27, 2003 (the "Annual Report on Form 20-F"), including the description of the Common Shares;

        (ii) the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on January 14, 2003;

       (iii) the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on February 14, 2003;

        (iv) the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on February 19, 2003;

         (v) the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on April 30, 2003; and

        (vi) the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on June 10, 2003.

          In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The relationship between the Registrant and its directors and officers is governed by the ROC Civil Code, ROC Company Law and the Registrant's articles of incorporation. There is no written contract between the Registrant and its directors and officers governing the rights and obligations of these parties. Each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or competed action, suit or proceeding by reason of the fact that that person is or was a director or officer of the Registrant, in the absence of willful misconduct or negligence on the part of that person in connection with that person's performance of duties as a director or officer, as the case may be, may be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

Exhibit              Description
Number
4.1      Siliconware Precision Industries Co., Ltd. 2002 Employee Stock Option
         Plan.

5.1      Opinion of Lee and Li on the validity of the Common Shares.

23.1     Consent of PricewaterhouseCoopers, Independent Auditors.

23.2     Consent of Moore Stephens, Independent Auditors.

23.3 Consent of Lee and Li (contained in Exhibit 5.1 of this registration statement).

24.1 Power of Attorney (contained on signature pages of this registration statement).

Item 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in this "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taichung, Taiwan, Republic of China, on August 8, 2003.

                            Siliconware Precision Industries Co., Ltd.



                            By:  /s/ Wen Chung Lin
                                 -----------------------------------------
                                 Name: Wen Chung Lin
                                 Title: Chief Finance Officer




                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bough Lin, Chi Wen Tsai and Wen Chung Lin, and each of them, as his true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and think requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 8, 2003 by the following persons in the capacities indicated:

Name                           Title
----                           -----



/s/ Bough Lin                  Chairman
-----------------------
Bough Lin



/s/ Chi Wen Tsai               Vice Chairman; President
-----------------------        (Principal Executive Officer)
Chi Wen Tsai



/s/ Wen Chung Lin              Director; Chief Financial Officer
-----------------------        (Principal Financial and Accounting Officer)
Wen Chung Lin




                               Director
-----------------------
Li Ping Wang

/s/ Yen Chun Chang             Director
----------------------
Yen Chun Chang



                               Director
----------------------
Wen Jung Lin



                               Director
----------------------
Hsiu Li Liu


                               Director (Representative of Siliconware
----------------------         Investment Company Ltd.)
C.Y. Lin



/s/ Johnson Tien               Director (Representative of Siliconware
----------------------         Investment Company Ltd.)
Johnson Tien

                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                  Siliconware Precision Industries Co., Ltd.

          Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Siliconware Precision Industries Co., Ltd., has signed the Registration Statement.



                            Siliconware U.S.A. Inc.


                            By:  /s/ Bough Lin
                                 -------------------------------------
                                 Name:  Bough Lin
                                 Title: Chief Executive Officer

                                 EXHIBIT INDEX


Exhibit
Number               Description of Exhibits
------               -----------------------
4.1 Siliconware Precision Industries Co., Ltd. Plan for Issue and Exercise of Employee Stock Options for 2002.

5.1      Opinion of Lee and Li on the validity of the Common Shares.

23.1     Consent of PricewaterhouseCoopers, Independent Auditors.

23.2     Consent of Moore Stephens, Independent Auditors.

23.3 Consent of Lee and Li (contained in Exhibit 5.1 to this registration statement).

24.1 Power of Attorney (contained on signature pages of this registration statement).

                                                                   Exhibit 4.1


                  Siliconware Precision Industries Co., Ltd.
      Plan for Issue and Exercise of Employee Stock Options for Year 2002

1.   Purposes of the Issue:

     For the purpose of inspiring employees of Siliconware Precision Industries Co., Ltd. (the "Company") so as to create a mutual benefit for the Company and the shareholders, the Company adopts this Plan for the Issue and Exercise of Employee Stock Options for Year 2002 in accordance with Article 28-3 of the ROC Securities and Exchange Law, the Criteria Governing the Offering and Issuance of Securities by Securities Issuers promulgated by the ROC Securities and Futures Commission ("SFC"), and other relevant laws and regulations.

2.   Issue Period:

     The options contemplated herein shall be issued in installments within one (1) year starting from the date of approval by the competent authority. The chairman of the Company is authorized to determine the actual issue date(s).

3.   Qualifications and Conditions of Employee Eligibility for Stock Options:

     Only full-time employees of the Company and local and foreign subsidiaries in which more than fifty percent (50%) of whose shares are directly or indirectly held by the Company are qualified for the options contemplated herein. The recipients of the options and the quantity of options granted to each recipient shall be proposed by the general manager for approval by the chairman of the Company, and then submitted to the board of directors of the Company for approval. The quantity of options granted to each recipient shall not be more than ten percent (10%) of the total options granted herein, and the number of shares that may be subscribed for by each person in any given fiscal year shall not be more than one percent (1%) of the total issued shares as at the end of such fiscal year.

4.   Number of Total Issued Units:

     The total number of units of the options to be issued is 40,000. The number of shares represented by each unit is 1,000 shares. The total new shares to be issued upon the exercise of the options is 40,000,000 shares.

5.   Terms for Exercising Stock Option:

     (1) exercise price: The exercise price shall be the closing price of the common shares of the Company as of the issue date.

     (2)  exercise period:

          a. Recipients of options may exercise the options pursuant to the terms and conditions set forth below after two (2) full years from the issuance of the options. The term of the options is five (5) years. The options shall not be transferred, pledged, donated or otherwise disposed of, except by inheritance. In the event that the recipient of the options does not exercise the options within such period, any non-exercised options shall be deemed forfeited by the recipient, and such recipient may not exercise any further right on such options against the Company.

                  -------------------------------------------------------------
                             Time                      accumulated percentage
                                                       of exercisable option
                  -------------------------------------------------------------
                  after two (2) full years since                30%
                  the issuance of the option
                  -------------------------------------------------------------
                  after three (3) full years since              70%
                  the issuance of the option
                  -------------------------------------------------------------
                  **after four (4) full years since            100%
                  the issuance of the option
                  -------------------------------------------------------------

          b. In the event that a recipient of the options violates his/her employment agreement or working rules of the Company, or whose performance is manifestly poor, the Company is entitled to revoke and cancel the unexercised options.

     (3) class of shares to be subscribed for upon exercise of the option: common shares of the Company

     (4) employee whose employment is terminated shall exercise his/her options within the term of the option grant period in accordance with the following provisions:

              a. resignation

                  Recipients of options may exercise the exercisable option within one (1) month after the date of resignation. However, if such period falls within the periods as provided for in Paragraph 1 of Article 10 of this Plan, the exercise period of the options may be extended accordingly. Any non-exercisable options will be deemed lapsed on the date of resignation.

              b. retirement

                  Recipients of options may exercise all options on the date of retirement subject to the above two-year requirement (but not subject to the limitation of exercisable percentages as provided for in Paragraph 2 of this Article). However, such option shall be exercised within one (1) year after the date of retirement or the date upon which the option has been issued for two (2) full years, whichever is later.

              c. death due to normal causes

                  The heir of a recipient of options may exercise the exercisable options within one (1) year after the date of the death of the recipient. Any non-exercisable options will be deemed lapsed on the date of the death of the recipient.

              d. disability or death by occupational injury

                  (i) In the event that a recipient cannot continue his/her
                      job due to disability caused by occupational injury, such recipient may exercise all options at the time of his/her departure from the Company subject to the above two-year requirement (but not subject to the limitation of exercisable percentage as provided for in Paragraph 2 of this Article). However, such options shall be exercised within one (1) year after the date of his/her departure or the date that the options have been issued for two (2) full years, whichever is later.

                  (ii) In the event that a recipient dies due to occupational injury, his/her heir may exercise all options of the recipient subject to the above two-year requirement (but not subject to the limitation of exercisable percentage as provided for in Paragraph 2 of this Article). However, such options shall be exercised within one (1) year after the date of the death of the recipient or the date that options have been issued for two (2) full years, whichever is later.

               e. leave of absence

                    Recipients who are on leave of absence pursuant to applicable law, due to such reasons as serious disease, material changes in his/her family, study abroad or other reasons approved by the Company may exercise the exercisable option within one (1) month after the date of the beginning of such leave of absence. However, if such period falls within the periods as provided for in Paragraph 1 of Article 10 of this Plan, the exercise period of the options may be extended accordingly. The rights of the non-exercisable options may be resumed by the recipient after he/she resumes his/her position, and the exercise period of such options shall be extended accordingly but subject to the original term of the options.

               f.   layoff

                    An employee who has been laid off may exercise his/her exercisable options within one (1) year after the effective day of severance. However, if such period falls within the periods as provided for in Paragraph 1 of
                    Article 10 of this Plan, the exercise period of the options may be extended accordingly. The non-exercisable option shall be deemed forfeited at the effective day of the severance. The chairman of the Company or the officers authorized by the chairman are entitled to determine the rights and limitation on the exercise of such options subject to the limitation of exercisable percentages as provided for in Paragraph 2 of this Article.

               g.   transfer

                    In the event that a recipient is transferred to other companies at the request of the Company, the options of such recipient shall be handled in the same manner as those of retired employees.

               h. In the event that the recipients or their heir(s) fail to exercise the options within the above periods, such options shall be deemed lapsed. Such recipients or their heir(s) may not exercise any further right on such options against the Company.

     6. Method for Performance of Options: by issuance of new shares of the Company

     7.   Adjustment of Exercise Price:

          (1) In the event that there is a change in the total number of the common shares of the Company (i.e., the Company increases capital by cash, recapitalizes its retained earnings or capital reserve, or issues new shares due to merger, stock split, or increases capital by cash in the form of global deposit shares), the exercise price shall be adjusted according to the following formula:

                                                                   PNI  x  NNS
                                                                   -----------
                                                          ENS  +        P
                                                          --------------------
                  Adjusted Exercise Price =
                              P    x
                                                               ENS + NNS

              Where,

              ENS = number of shares before the new issue
              NNS = number of shares in the new issue
              PNI = price of the new common shares of the Company
              P   = original exercise price

                  (i) ENS means the number of shares before the new issue, but excludes the number of common shares evidenced by the certificate(s) of payment and certificate(s) of bonds which are paid for.

                  (ii) PNI = zero, when new shares are from any free
                      distribution of common shares or are generated from stock split.

                  (iii) In the event the Company merges with another company,
                      ENS shall be the average closing price of the common shares of the Company for the twenty (20) consecutive business days commencing from the forty-fifth (45th) business day prior to the record date of the merger.

                  (iv) In the event that the adjusted exercise price is higher than the original exercise price, no adjustment will be made.

          (2) In the event that the Company distributes a cash dividend after the issue of the options, the exercise price shall be adjusted according to the following formula at the record date:

               the adjusted exercise price = the exercise price before adjustment - cash dividend for each common share of the Company

     8.   Procedure for Exercising Options:

          (1) The recipients may exercise their options at any time, except during the closed period under applicable laws, by filling an irrevocable application for the exercise of options. An exercise of options will become effective upon the delivery of the application to the Company.

          (2) The Company shall notify the recipient to pay the subscription price to the bank designated by it when accepting the application by the recipient for the exercise of the options.

          (3) Upon confirmation of the receipt of the subscription price, the Company shall register such number of shares as subscribed by the recipient on its shareholders' roster, and within five (5) business days, transfer the certificate of payment through book-entry delivery into the recipient's central depositary account.

          (4) The certificate of payment will be listed for trading on the Taiwan Stock Exchange at the time of delivery to the recipients.

          (5) The record dates for the Company to amend its capital registration, and to apply for issue of new shares with the competent authorities for each fiscal year, are as follows:

               (i)  January 20;

               (ii) the record date for determination of the shareholders entitled to free distribution of new shares; provided, that if the shareholders' meeting resolves not to make such distribution, the record date should be July 15; and

               (iii) October 15.

          (6) The Company will issue new shares after completion of the amendment of registration of capital with the relevant authorities, and printing and authentication of new share certificates.

     9. In the event that the exercise price of the options is below the par value of the Company's common shares, the exercise price shall be the closing price of the Company's common shares on the Taiwan Stock Exchange on the issue date of such options.

     10.  Rights and Obligations after Exercising Options:

          (1) Each recipient of the options may not exercise the options during the following period of each year:

               i. from seven (7) business days before the date of the meeting of the board of directors at which the directors resolve to convene an annual shareholders' meeting to either (x) the record date for determination of the shareholders entitled to free distribution of new shares or (y) the record date for determination of the shareholders entitled to dividends, whichever is later.

               ii. from the date of the meeting of board of directors at which the directors resolve the record date for the merger to the resolved record date of such merger, or from the date of the meeting of the board of directors at which the directors resolve the record date of spin-off to the record date of such spin-off, or from the date of the meeting of board of directors at which the directors resolve the record date for determination of the shareholders entitled to subscribe for new shares to the record date for such subscription.

               iii. any other closed period as provided by law.

          (2) Except for the above period, the rights and obligations of the certificate(s) of payment issued upon exercise of options shall be the same as the common shares of the Company.

     11.  Confidentiality:

          Each recipient of the option shall keep this Plan in strict confidence and shall not disclose the relevant contents and quantity of the options granted to the recipient except as requested by laws, regulations or the relevant authorities. In the event that the recipient of the options violates this Article, such matter shall be handled in accordance with Sub-Paragraph 2, Paragraph 2 of Article 5 of this Plan.

     12.  Other Procedures:

          The Company shall notify each recipient of the quantity of the options granted, the procedure for exercising options, payment for subscription of shares, replacement of share certificates and the time for each such procedure.

     13.  Other Important Matters:

          (1) This Plan, including any amendment hereto, shall be adopted by a resolution of the board of directors of the Company, and shall become effective after being approved by the relevant authority.

          (2) Matters not provided for in this Plan shall be handled in accordance with relevant laws and regulations.

                                                                 Exhibit 5.1


                                August 8, 2003


Siliconware Precision Industries Co., Ltd.
No. 123, Sec. 3, Da Fong Road
Tantzu, Taichung
Taiwan
Republic of China


Dear Sirs,

          We act as special counsel in the Republic of China ("ROC") to Silconware Precision Industries Co., Ltd. (the "Company") in connection with the 2002 Employee Stock Option Plan, approved by the Board of Directors of the Company on July 8, 2002 and effective on August 14, 2003 (the "Plan"), pursuant to which 40,000,000 common shares of the Company, par value NT$10 per share (the "Common Shares"), may be offered.

          In connection with this opinion we have examined, and relied as to matters of fact upon, copies, certified or otherwise identified to our satisfaction, which are as follows:

          1. a copy of the Company's Articles of Incorporation last amended on June 3, 2002;

          2. a copy of the Company Registration Card of the Company issued by the ROC Ministry of Economic Affairs ("MOEA") dated June 19, 2002;

          3. copies of the minutes of the Board of Directors' meetings of the Company on July 8, 2002, August 26, 2002 and October 30, 2002; and

          4. a photocopy of the letter issued by the ROC Securities and Futures Commission ("SFC") stating the effective date of the Plan dated August 14, 2003 (Ref. No.:
               Tai-Tsai-Tseng-0910145044).

          We have also examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and documents of public officials and the Company, and we have made such investigations of such ROC laws as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, we are of the opinion that:

          1. The Company has been duly incorporated and is validly existing as a company limited by shares under the laws of the ROC.

          2. The Common Shares have been duly authorized and, when paid for, issued and delivered pursuant to the Plan, will be validly issued, fully-paid and non-assessable.

          We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to a registration statement on Form S-8 covering the Common Shares filed with the United States Securities and Exchange Commission on or about the date hereof. In giving this opinion, we express no opinion other than as to legal matters and to the laws of the ROC. This opinion covers the laws of the ROC as of the date hereof and we shall have no obligation to update this opinion from time to time to reflect changes in such laws.

          This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter.



                               Very truly yours,

                               LEE AND LI


                               By:  /s/ Paul S. P. Hsu
                                    -------------------------------------
                                    Paul S. P. Hsu

                                                         Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

          We hereby consent to the incorporation by reference in this Form S-8 dated August 8, 2003 of our report dated January 30, 2003, except for the information in note 26 for which the date is May 28, 2003, relating to the consolidated financial statements of Siliconware Precision Industries Co., Ltd. and its subsidiaries for the year ended December 31, 2002.

PricewaterhouseCoopers
Taichung, Taiwan


/s/ PricewaterhouseCoopers
----------------------------

August 8, 2003

                                                         Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


          We hereby consent to the incorporation by reference in this Form S-8 of our report dated April 18, 2003 relating to the financial statements of ChipMOS Technologies Inc. as of and for the year ended December 31, 2002.

Moore Stephens
Taipei, Taiwan


/s/ Moore Stephens
---------------------------

August 8, 2003